Exhibit 99.1

Page 1 of 3 – TRX Reports First Quarter 2009 Results

TRX REPORTS FIRST QUARTER 2009 RESULTS

ATLANTA, 20 MAY 2009 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), a global leader in travel technology and data services, today reported financial results for the quarter ended 31 March 2009.

Total revenues excluding client reimbursements for the first quarter of 2009 were $14.9 million compared with $21.9 million in the first quarter of 2008. Net loss for the first quarter was ($43.6) million, which included a $43.7 million non-cash charge for the impairment of goodwill, intangible assets and other long-lived assets, compared with a net loss of ($3.4) million in the first quarter of 2008. Net loss per diluted share was ($2.37) compared to net loss per diluted share of ($0.18) for the first quarter of 2008. Revenues from transaction processing services for the first quarter of 2009 decreased to $12.0 million from $17.6 million in the first quarter of 2008. Revenues from data reporting services were $2.9 million, compared with $4.2 million in the prior year.

Adjusted revenues for the first quarter of 2009 were $14.9 million compared with adjusted revenues of $25.4 million in the first quarter of 2008. Revenues from data reporting services were $2.9 million, compared with adjusted revenues of $7.7 million in the first quarter of 2008. Adjusted EBITDA was $2.0 million for the quarter, compared with $2.9 million in the first quarter of 2008. Adjusted revenues and EBITDA in the first quarter of 2008 include $3.5 million of recurring data reporting services which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license to Citibank. The license sale occurred in the second quarter of 2008. Adjusted EBITDA in the first quarter of 2009 includes $1.0 million of severance expenses associated with the Company’s cost reduction efforts and also reflects $1.8 million of one-time reductions in personnel-related accrued expenses.

“The travel environment in 2009 continues to reflect the current global economic condition, typified by lower volumes and increased pressure on pricing, cost control and downward pressure on industry stock valuations,” said TRX President and CEO Shane Hammond. “TRX is adapting to these fast-moving conditions by continuing the transition to a Software-as-a-Service solutions provider to deliver improved efficiency and an increased ability to drive cost savings to our clients. In addition, we are aggressively managing our infrastructure costs to provide the highest level of service and prudent capital investments through this difficult economic environment. We remain focused on delivering maximum value to all clients across our data intelligence, online booking, and reservation processing solutions.”

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

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Copyright 2009 TRX, Inc. All rights reserved.

Page 2 of 3 – TRX Reports First Quarter 2009 Results

Adjusted Revenues and Adjusted Data Reporting Revenues consist of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which was required under US GAAP to be deferred until the sale of a software license to Citibank was complete, which occurred on April 30, 2008. The deferral of revenue recognition was required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue and Adjusted Data Reporting Revenue as additional measures for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net loss adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenues, EBITDA and Adjusted EBITDA to GAAP net loss and Adjusted Data Reporting Revenues to GAAP Data Reporting Revenues are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Copyright 2009 TRX, Inc. All rights reserved.

Page 3 of 3 – TRX Reports First Quarter 2009 Results

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast and transcript will remain available on the company’s Website for approximately 90 days.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia. Please visit the company’s Website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

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Copyright 2009 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
REVENUES:
Transaction processing	$12,046	$17,647
Data reporting	2,853	4,228

Transaction and other revenues	14,899	21,875
Client reimbursements	102	127

Total revenues	15,001	22,002

EXPENSES:
Operating	9,004	14,220
Selling, general and administrative	2,274	4,451
Technology development	1,665	3,870
Client reimbursements	102	127
Impairment of goodwill, intangible assets and other long-lived assets	43,692	—
Depreciation and amortization	2,381	2,669

Total expenses	59,118	25,337

OPERATING LOSS	(44,117)	(3,335)

INTEREST (EXPENSE) INCOME:
Interest income	9	49
Interest expense	(191)	(97)

Total interest expense, net	(182)	(48)

LOSS BEFORE INCOME TAXES	(44,299)	(3,383)

INCOME TAX BENEFIT	684	—

NET LOSS	$(43,615)	$(3,383)

Net Loss per Share
Basic and diluted	$(2.37)	$(0.18)

Weighted Average Shares Outstanding
Basic and diluted	18,406	18,320

Other Data:
Adjusted revenues	$14,899	$25,352
Adjusted EBITDA	$2,026	$2,915
Adjusted data reporting revenues	$2,853	$7,705
Capital expenditures	$1,192	$2,165

	As of March 31, 2009	As of December 31, 2008
Consolidated Balance Sheet Data:
Cash and cash equivalents	$5,431	$6,873
Total shareholders’ equity	$(2,481)	$41,217

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net Loss

to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2009	2008
Transaction and other revenues	$14,899	$21,875
Deferred data reporting revenues (1)	—	3,477

Adjusted revenues	14,899	25,352

Net loss	(43,615)	(3,383)
Depreciation and amortization	2,381	2,669
Interest expense, net	182	48
Income tax benefit	(684)	—

EBITDA	(41,736)	(666)
Impairment of goodwill, intangible assets and other long-lived assets	43,692	—
Stock compensation expense	70	104
Deferred data reporting revenues (1)	—	3,477

Adjusted EBITDA	$2,026	$2,915

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues
	Three Months Ended March 31,
	2009	2008
Data reporting revenues	$2,853	$4,228
Deferred data reporting revenues (1)	—	3,477

Adjusted data reporting revenues	$2,853	$7,705

(1)	Data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, which occurred on April 30, 2008.